UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Boston Omaha Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BOSTON OMAHA CORPORATION

1411 Harney Street, Suite 200

Omaha, NE 68102

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 4, 2018

To the Stockholders of Boston Omaha Corporation:

NOTICE IS HEREBY GIVEN THAT a Special Meeting (the “Special Meeting”) of Stockholders of Boston Omaha Corporation, a Delaware corporation (the “Company” or “we”, “our” or “us”), will be held at the offices of Gennari Aronson, LLP, 300 First Avenue, Suite 102, Needham, Massachusetts 02494, on Friday, May 4, 2018 beginning at 4:00 p.m. local time. The purpose of the meeting is to consider and act upon the following matters, as more fully described in the Proxy Statement accompanying this Notice:

1.

To authorize the amendment of the Company’s Second Amended and Restated Certificate of Incorporation through the filing of a Certificate of Amendment (attached hereto as Exhibit A) with the office of the Delaware Secretary of State, pursuant to which the number of authorized shares of the Company’s common stock shall be increased from 20,000,000 to 40,000,000, all of which additional shares will be allocated to increase the number of authorized shares of the Company’s Class A common stock from 18,838,884 to 38,838,884; and

2.	To transact such other business as may properly come before the Special Meeting or any adjournment or postponements of the Special Meeting.

Only stockholders of record at the close of business on March 7, 2018 are entitled to notice of and to vote at the Special Meeting, or any adjournment thereof. A list of such stockholders will be available for examination by any stockholder at the Special Meeting, and at the office of the secretary of the Company, 1411 Harney Street, Suite 200, Omaha, Nebraska 68102, for a period of ten (10) days prior to the Special Meeting. The Company’s Board of Directors recommends that you vote “For” for the proposal.

Whether or not you intend to attend the meeting in person, please ensure that your shares of the Company’s common stock are present and voted at the meeting by submitting your instructions by telephone, the Internet, or in writing by completing, signing, dating and returning the enclosed proxy card to our transfer agent in the enclosed, self-addressed envelope, which requires no postage if mailed in the United States. Directions to the Special Meeting are available by calling us at (857) 256-0079.

By Order of the Board of Directors,

/s/ Alex B. Rozek

Co-Chairman of the Board of Directors

Boston, Massachusetts

/s/ Adam K. Peterson

Co-Chairman of the Board of Directors

Omaha, Nebraska

March 28, 2018

Boston Omaha Corporation

1411 Harney Street, Suite 200
Omaha, Nebraska 68102

PROXY STATEMENT FOR A

SPECIAL MEETING OF STOCKHOLDERS

March 28, 2018

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q:     Who is soliciting my proxy?

A:	The Board of Directors.

Q:     Where and when is the Special Meeting?

A:	The Special Meeting will be held at the offices of Gennari Aronson, LLP, 300 First Avenue, Suite 102, Needham, Massachusetts 02494, on Friday, May 4, 2018 at 4:00 p.m. local time.

Q:     Who can vote at the Special Meeting?

A:

All stockholders of record at the close of business on March 7, 2018 (the “Record Date”), will be entitled to notice of and to vote at the Special Meeting. If on that date your shares were registered directly in your name with our transfer agent, Colonial Stock Transfer Co, Inc., then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. If on that date your shares were held in an account at a brokerage firm, bank, dealer or similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid proxy from your broker or other agent. As of the close of business on the Record Date, 16,607,157 shares of Class A common stock and 1,055,560 shares of Class B common stock were outstanding.

Q:      What constitutes a quorum for the meeting?

A:	A quorum is required for stockholders to conduct business at the Special Meeting. The holders of capital stock representing a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or by remote communication, or represented by proxy, shall constitute a quorum. On the Record Date there were 17,662,717 shares of our capital stock outstanding, consisting of 16,607,157 shares of Class A common stock and 1,055,560 shares of Class B common stock. Shares present, in person or by proxy, including shares as to which authority to vote on any proposal is withheld, shares abstaining as to any proposal, and broker non-votes (where a broker submits a properly executed proxy but does not have authority to vote a customer’s shares) on any proposal will be considered present at the meeting for purposes of establishing a quorum for the transaction of business at the meeting. Each of these categories will be tabulated separately

Q:      What am I voting on?

A:	You are voting on the following proposal:

1.	To authorize the amendment of the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) through the filing of a Certificate of Amendment (attached hereto as Exhibit A) with the office of the Delaware Secretary of State, pursuant to which the number of authorized shares of the Company’s common stock shall be increased from 20,000,000 to 40,000,000, all of which additional shares will be allocated to increase the number of authorized shares of the Company’s Class A common stock from 18,838,884 to 38,838,884.

Q:     How many votes do I have?

A:

Each share of our Class A common stock is entitled to one vote on matters brought before the Special Meeting. Each share of our Class B common stock is entitled to 10 votes on matters brought before the Special Meeting.

Q:     How are votes counted?

With respect to PROPOSAL 1 (Amendment of Certificate of Incorporation), you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting with respect to this proposal, your vote will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have no effect on the vote for this proposal.

Q:     How many votes are required to approve the proposal?

With respect to PROPOSAL 1 (Amendment of Certificate of Incorporation), authorization of the amendment of the Certificate of Incorporation requires the affirmative vote of the holders of capital stock representing a majority in voting power of the stock issued and outstanding. Shares of Class A common stock and Class B common stock will vote together, but as indicated above, Class A common stock is entitled to one vote per share while Class B common stock is entitled to 10 votes per share. Abstentions and broker non-votes will have the effect of a vote “AGAINST” this proposal.

Q:      My shares are held in “street name.” Will my broker vote my shares?

A:

If you hold your shares in “street name,” your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. If you do not give your broker or nominee specific instructions on such a matter, your shares may not be voted. Shares of capital stock represented by “broker non-votes” will, however, be counted in determining whether there is a quorum.

Q:     How does the Board recommend that I vote on the proposals?

A:	The Board recommends that you vote "FOR" on Proposal 1, to authorize the amendment of the Company’s Certificate of Incorporation through the filing of a Certificate of Amendment, pursuant to which the number of authorized shares of the Company’s common stock and Class A common stock shall be increased.

Q:     What should I do now?

A:

Carefully read this document and determine how you want to vote. Stockholders may deliver their proxies either electronically over the Internet as outlined on the Proxy or by requesting, completing and submitting a properly signed paper proxy card. If you properly fill in your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board.

Q:     Can I change my vote after I have mailed my signed proxy card?

A:

Yes. You can change your vote in one of three ways, at any time before your proxy is voted at the Special Meeting, by (a) revoking your proxy by written notice to our Corporate Secretary stating that you would like to revoke your proxy, (b) completing and submitting a new proxy card bearing a later date, or (c) attending the Special Meeting and voting in person.

Q:     Who will bear the cost of this solicitation?

A:

The Company will pay for the cost of soliciting proxies and may reimburse brokerage firms and others for their expenses in forwarding solicitation material. Solicitation will be made primarily through the use of the mail but our directors and officers may, without additional compensation, solicit proxies personally by telephone, e-mail or fax.

Q:     Whom should I contact with questions?

A:

If you have any questions or if you need additional copies of this Proxy Statement or the enclosed proxy card, or if you have other questions about the proposals or how to vote your shares, you may contact us at Boston Omaha Corporation, 1411 Harney Street, Suite 200, Omaha, Nebraska 68102, telephone number (857) 256-0079 or by email at contact@bostonomaha.com.

GENERAL INFORMATION ABOUT THE MEETING

The close of business on March 7, 2018 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Special Meeting. On that date, the Company’s outstanding voting securities consisted of 17,662,717 shares of our capital stock outstanding, consisting of 16,607,157 shares of Class A common stock and 1,055,560 shares of Class B common stock.

Magnolia Capital Fund, LP and Boulderado Partners, LLC, who together control approximately 49.82% of the Company’s Class A common stock and all of the Company’s Class B common stock, will cast each of their votes “FOR” the authorization of the amendment of the Company’s Second Amended and Restated Certificate of Incorporation through the filing of a Certificate of Amendment (attached hereto as Exhibit A), pursuant to which the number of authorized shares of the Company’s common stock shall be increased from 20,000,000 to 40,000,000, all of which additional shares shall be allocated to increase the number of authorized shares of the Company’s Class A common stock from 18,838,884 to 38,838,884. In addition, Magnolia BOC I, LP and Boulderado BOC, LP, who together control approximately 15.76% of the Company’s Class A common stock, will cast each of their votes “FOR” the authorization of the amendment.

Holders representing a majority in voting power of the Company’s outstanding securities entitled to vote must be present, in person or by proxy, at the Special Meeting in order to have the required quorum for the transaction of business. If the shares present, in person or by proxy, at the Special Meeting do not constitute the required quorum, the Special Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted.

Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” will be treated as being present at the Special Meeting for purposes of establishing a quorum. Accordingly, if you have returned a valid proxy or attend the Special Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the Special Meeting. Broker “non-votes” (i.e., votes from shares held of record by brokers as to which the beneficial owners have given no voting instructions) will also be counted as present for purposes of determining the presence of a quorum.

The Proxy Materials are available at https://www.colonialstock.com/BostonOmaha2018.

If you wish to receive a paper or email copy of the proxy card to complete and mail to the Company in time for the Special Meeting, you may request one at any time on or before April 27, 2018. You may vote your shares over the Internet or by telephone in the manner provided on the website indicated on the proxy card you receive, by completing and returning the proxy card, or by attending the Special Meeting and voting in person. Votes provided over the Internet or by telephone must be received by 11:59 p.m. Eastern Daylight Time on May 3, 2018.

Whether or not you are able to attend the Special Meeting, the Company urges you to submit your proxy, which is solicited by the Board. You are urged to give instructions as to how to vote your shares. All properly executed proxies delivered pursuant to this solicitation and not properly revoked will be voted at the Special Meeting in accordance with the directions given.

We are not aware of any matters to be presented other than those described in this Proxy Statement. If any matters not described in the Proxy Statement are properly presented at the Special Meeting, the persons designated in the enclosed proxy (the “Proxy Agents”), will use their own judgment to determine how to vote your shares. If the Special Meeting is adjourned, the Proxy Agents can vote your shares on the new meeting date as well, unless you have revoked your proxy.

We do not expect representatives from our public accounting firm to be present at the Special Meeting.

The costs of this solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement and the proxy card will be borne by the Company. The Company will request brokerage houses and other nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of the Company’s voting securities. The Company may reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation materials to beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, either personally or by telephone or facsimile. Except as described above, the Company does not intend to solicit proxies other than by mail.

Our website address is included several times in this Proxy Statement as a textual reference only and the information in the website is not incorporated by reference into this Proxy Statement.

PROPOSAL 1

AMENDMENT OF SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

General

The Board of Directors has authorized the amendment of the Company’s Second Amended and Restated Certificate of Incorporation through the filing of a Certificate of Amendment (attached hereto as Exhibit A) with the office of the Delaware Secretary of State, pursuant to which the number of authorized shares of the Company’s common stock shall be increased from 20,000,000 to 40,000,000, all of which additional shares shall be allocated to increase the number of authorized shares of the Company’s Class A common stock from 18,838,884 to 38,838,884. At the Special Meeting, the Company’s stockholders are being asked to approve the Certificate of Amendment.

Recommendation of the Board

The Board unanimously recommends that you vote “FOR” the amendment of the Company’s Second Amended and Restated Certificate of Incorporation through the filing of a Certificate of Amendment with the office of the Delaware Secretary of State.

Vote Required

The affirmative vote of the holders of a majority in voting power of the shares of the Company’s capital stock present in person or represented by proxy at the Special Meeting and voting for the proposal is required to approve the proposal to authorize the amendment of the Company’s Second Amended and Restated Certificate of Incorporation through the filing of a Certificate of Amendment with the office of the Delaware Secretary of State.

Magnolia Capital Fund, LP and Boulderado Partners, LLC, who together control approximately 49.82% of the Company’s Class A common stock and all of the Company’s Class B common stock, will cast each of their votes “FOR” the authorization of the amendment. In addition, Magnolia BOC I, LP and Boulderado BOC, LP, who together control approximately 15.76% of the Company’s Class A common stock, will cast each of their votes “FOR” the authorization of the amendment.

Voting Information

On January 30, 2018, at a special telephonic meeting of the Board, the Board authorized the amendment of the Company’s Second Amended and Restated Certificate of Incorporation in order to increase the number of authorized shares of the Company’s common stock from 20,000,000 to 40,000,000, all of which additional shares shall be allocated to increase the number of authorized shares of the Company’s Class A common stock from 18,838,884 to 38,838,884. Conditioned upon receiving stockholder approval of the amendment, the Company plans to issue additional shares of common stock in connection with certain recent developments described below. Furthermore, the Board has authorized the amendment to ensure that the Company has sufficient shares available for general corporate purposes including, without limitation, potential acquisitions, private placements and other equity financings. From time to time the Company considers these types of transactions as market conditions or other opportunities arise. Except as set forth below, the Company has no present arrangement, agreement, understanding or plan for the issuance of any additional shares of common stock proposed to be authorized by the amendment of the Second Amended and Restated Certificate of Incorporation.

On February 22, 2018, the Company entered into a Class A Common Stock Purchase Agreement, pursuant to which the Company has agreed to issue and sell to certain purchasers up to $150,000,000 in unregistered shares of Class A common stock at a price of $23.30, a slight premium to the closing price of shares of Class A common stock of $23.29 on the NASDAQ Capital Market, as reported by NASDAQ on February 22, 2018. The closing of the first tranche of shares to be sold under the agreement occurred on March 6, 2018, consisting of a total of 3,300,000 shares resulting in total gross proceeds of $76,890,000. The second tranche, consisting of a total of 3,137,768 shares which will result in total gross proceeds of approximately $73,110,000, is subject to both regulatory approval and stockholder approval of the amendment of the Company’s Second Amended and Restated Certificate of Incorporation. A portion of the shares newly authorized by the amendment will be issued in connection with the anticipated closing of this second tranche.

The purchasers under the Class A Common Stock Purchase Agreement together control approximately 19.87% of the Company’s Class A common stock, and consist of three limited partnerships, two of which are managed by The Magnolia Group, LLC as their general partner, and the third of which is managed by Boulderado Group, LLC as its general partner. Magnolia Group, LLC and Boulderado Group, LLC manage, respectively, Magnolia Capital Fund, LP and Boulderado Partners, LLC, who together control approximately 49.82% of the Company’s Class A common stock and all of the Company’s Class B common stock.

On March 2, 2018, the Company entered into a Sales Agreement with Cowen and Company, LLC, pursuant to which the Company may offer and sell from time to time in an “at the market offering,” at its option, up to a total of $50,000,000 of shares of Class A common stock through Cowen and Company, LLC as sales agent. Sales under the “at the market offering” will be made pursuant to a prospectus supplement, filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2018, to the Company’s shelf Registration Statement on Form S-3, declared effective by the SEC on February 9, 2018. A portion of the shares newly authorized by the amendment of the Company’s Second Amended and Restated Certificate of Incorporation may be issued in connection with possible future sales under the “at the market offering” and potential additional issuances under the shelf Registration Statement.

Reservation of Right to Abandon the Proposed Amendment

The Company reserves the right to not file the Certificate of Amendment without further action by the stockholders at any time before the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, even if the authority to effect the Certificate of Amendment is approved by the stockholders at the Special Meeting. By voting in favor of the Certificate of Amendment, you are expressly also authorizing the Board to delay, not proceed with, and abandon, the proposed Certificate of Amendment if it should so decide, in its sole discretion, that such action is in the best interests of the Company and its stockholders.

Potential Adverse Effects of the Proposed Amendment

Future issuances of Class A common stock or securities convertible into Class A common stock could have a dilutive effect on the Company’s earnings per share, book value per share and the voting power and interest of current stockholders. In addition, the availability of additional shares of Class A common stock for issuance could, under certain circumstances, discourage or make more difficult any efforts to obtain control of the Company. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, nor is this proposal being presented with the intent that it is used to prevent or discourage any acquisition attempt. However, nothing would prevent the Board from taking any such actions that it deems to be consistent with its fiduciary duties.

No Appraisal Rights

 Under the Delaware General Corporation Law, the Company’s stockholders are not entitled to appraisal rights with respect to the Certificate of Amendment.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth as of March 6, 2018 certain information with respect to the beneficial ownership of our common stock by (i) each person known by us to own beneficially more than 5% of our outstanding shares of common stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared under applicable law. Unless otherwise indicated, the address of each person named in the table is c/o Boston Omaha Corporation, 1411 Harney Street, Suite 200, Omaha, Nebraska 68102.

Name of Beneficial owner	Class A common stock		Class B common stock
	Shares	Percentage of Outstanding Class of Stock	Shares	Percentage of Outstanding Class of Stock	Percentage of Aggregate Voting Power of Class A common stock and Class B common stock(1)	Percentage of Aggregate Economic Interest of Class A common stock and Class B common stock(2)
Magnolia Capital Fund, L.P. (3)	7,355,161	44.29%	580,558	50%	46.64%	44.66%
Magnolia BOC I, LP	968,000	5.83%			3.43%	5.45%
Magnolia BOC II, LP	682,000	4.11%			2.42%	3.84%
Boulderado Partners, LLC (4)	919,184	5.53%	580,558	50%	23.83%	8.44%
Boulderado BOC, LP	1,650,000	9.94%			5.85%	9.29%
Adam K. Peterson (3)(5)	9,005,161	54.22%	580,558	50%	52.49%	53.95%
Alex B. Rozek (4)(6)	2,850,462	17.16%	580,558	50%	30.68%	19.31%
Bradford B. Briner (7)	11,000	*			*	*
Brendan J. Keating (8)	75,800	*			*	*
Frank H. Kenan II (9)	96,758	*			*	*
Vishnu Srinivasan	7,000	*			*	*
James A. McLaughlin (10)	77,000	*			*	*
Michael J. Scholl	1,100	*			*	*
Joshua P. Weisenburger	1,700	*			*	*
All directors and officers as a group (9 persons)	12,125,981	73.02%	1,161,116	100%	82.02%	74.78%

_______________________

* Less than 1%

(1)       The percent of Percentage of Aggregate Voting Power of Class A common stock and Class B common stock reflects that each share of Class B common stock has 10 votes for each share of Class A common stock and assumes all outstanding Class B common stock warrants are exercised.

(2)       The percent of aggregate economic interest is based on both our Class A common stock and Class B common stock combined. The Class B common stock converts to Class A common stock on a 1:1 basis.

(3)       Includes warrants to purchase 52,778 shares of our Class B common stock.

(4)       Includes warrants to purchase 52,778 shares of our Class B common stock.

(5)       Represents current amount of shares and warrants owned by Magnolia Capital Fund, LP. Mr. Peterson serves as the manager of The Magnolia Group, LLC, the general partner of Magnolia Capital Fund, LP. Also represents current amount of shares owned by Magnolia BOC I, LP and Magnolia BOC II, LP. Mr. Peterson serves as the managing partner of The Magnolia Group, LLC, the general partner of each of Magnolia BOC I, LP and Magnolia BOC II, LP.

(6)       Represents current amount of shares and warrants owned by Boulderado Partners, LLC and 281,278 current shares of Class A common stock held by trusts of which Mr. Rozek is the trustee and over which he has voting power, but as to which he disclaims beneficial ownership. Mr. Rozek serves as the manager of Boulderado Capital, LLC, the manager of Boulderado Partners, LLC. Also represents current amount of shares owned by Boulderado BOC, LP. Mr. Rozek serves as the manager of Boulderado Group, LLC, the general partner of Boulderado BOC, LP.

(7)       Represents 10,000 shares of Class A common stock held by a limited liability company of which Mr. Briner is the Managing Member and 1,000 shares of Class A common stock held by Mr. Briner.

(8)       Represents 35,000 shares of Class A common stock held by a trust established for the benefit of Mr. Keating and members of his family and 40,800 shares of Class A common stock held by Mr. Keating.

(9)       Represents shares of Class A common stock held by KD Capital, L.P., of which Mr. Kenan serves as a manager of and owns 50% of KD Capital Management, LLC, which is the general partner of KD Capital, L.P.

(10)     Represents shares of Class A common stock held by a trust of which Mr. McLaughlin is the trustee.

(11)     Shares held by Magnolia BOC II, LP are voted by The Magnolia Group, LLC at the direction of the limited partners.

ANNUAL REPORT ON FORM 10-K

WE WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2017, AS FILED WITH THE SEC, INCLUDING THE FINANCIAL STATEMENTS AND A LIST OF EXHIBITS TO SUCH FORM 10-K. WE WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K UPON THE ADVANCE PAYMENT OF REASONABLE FEES. REQUESTS FOR A COPY OF THE FORM 10-K AND/OR ANY EXHIBIT(S) SHOULD BE DIRECTED TO THE CO-CHIEF EXECUTIVE OFFICERS OF BOSTON OMAHA CORPORATION, 1411 HARNEY STREET, SUITE 200, OMAHA, NEBRASKA 68102. YOUR REQUEST MUST CONTAIN A REPRESENTATION THAT, AS OF MARCH 7, 2018, YOU WERE A BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE SPECIAL MEETING OF STOCKHOLDERS.

OTHER MATTERS

The Board does not intend to bring any matters before the Special Meeting other than as stated in this Proxy Statement and is not aware that any other matters will be presented for action at the Special Meeting. Should any other matters be properly presented, the Proxy Agents will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy.

Copies of the Company’s recent reports on Form 10-K and Form 10-Q as filed with the SEC will be promptly provided to stockholders without charge upon written or oral request to Joshua P. Weisenburger, Chief Financial Officer, 1411 Harney Street, Suite 200, Omaha, Nebraska 68102, telephone number (857) 256-0079. Copies of our reports are also posted on our website at www.bostonomaha.com.

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports and Proxy Statements with respect to two or more security holders sharing the same address by delivering a single annual report and Proxy Statement addressed to those security holders. This process, which is commonly referred to as “householding”, potentially means extra convenience for security holders and cost savings for companies.

Brokers with account holders who are the Company’s stockholders may be “householding” our proxy materials. A single annual report and Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate annual report and Proxy Statement or, if you think that you are eligible for “householding” and would like to request a single copy of the annual report and Proxy Statement for all of the security holders sharing your same address, please notify your broker and direct your request to Joshua P. Weisenburger, Chief Financial Officer, 1411 Harney Street, Suite 200, Omaha, Nebraska 68102, telephone number (857) 256-0079.

Exhibit A

CERTIFICATE OF AMENDMENT

TO THE

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

BOSTON OMAHA CORPORATION

Boston Omaha Corporation, a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), hereby certifies as follows:

1.     The present name of the corporation (hereinafter called the “Corporation”) is Boston Omaha Corporation.

2.     The Corporation was originally incorporated by filing its Certificate of Incorporation pursuant to the General Corporation Law on March 16, 2015 under the name Boston Omaha Corporation, and the Corporation filed an Amended and Restated Certificate of Incorporation in the office of the Secretary of the State of Delaware on June 18, 2015, and filed a Second Amended and Restated Certificate of Incorporation in the office of the Secretary of the State of Delaware on May 25, 2017 (collectively, the “Certificate of Incorporation”).

3.     The amendment to the Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law by (i) unanimous written consent of the Board of Directors of the Corporation, who declared such amendment advisable, and (ii) written consent of a majority of the outstanding shares of each of the Class A Common Stock, par value $0.001 per share of the Corporation and the Class B Common Stock, par value $0.001 per share of the Corporation, which represents a majority of the outstanding voting power of all classes and series of capital stock of the Corporation entitled to vote on the matters set forth herein, in accordance with Section 228 of the General Corporation Law.

4.     That the Certificate of Incorporation of the Corporation be, and hereby is, amended as follows:

(a)     That the first paragraph of Article FOURTH of the Certificate of Incorporation of the Corporation be, and hereby is, deleted in its entirety and replaced with the following:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is forty one million (41,000,000) shares, consisting of: (i) forty million (40,000,000) shares of Common Stock, $0.001 par value per share (“Common Stock”), of which thirty eight million eight hundred thirty eight thousand eight hundred and eighty four (38,838,884) are designated “Class A Common Stock” (“Class A Common Stock”) and one million one hundred sixty-one thousand one hundred and sixteen (1,161,116) are designated “Class B Common Stock” (“Class B Common Stock”) and (ii) one million (1,000,000) shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).”

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation to be signed by a duly authorized officer this ____ day of _______________, 2018.

BOSTON OMAHA CORPORATION

By:
Name:	Alex B. Rozek
Title:	Co-Chief Executive Officer